Exhibit 99.1

LULULEMON ATHLETICA INC. ANNOUNCES REPURCHASE OF ONE MILLION SHARES FROM ADVENT INTERNATIONAL CORPORATION

VANCOUVER, British Columbia, March 28, 2019 - (BUSINESS WIRE) - lululemon athletica inc. (NASDAQ: LULU) announced today that it has agreed to repurchase one million shares of its common stock in a private transaction with funds affiliated with Advent International Corporation (Advent). These shares will be repurchased under the company’s $500 million share repurchase authorization and funded with cash on hand. Following this transaction there will be $337 million remaining on the Company’s share repurchase authorizations. Advent has also informed lululemon that it has sold an additional four million shares of the company’s common stock pursuant to Rule 144. Prior to these sales, Advent owned approximately 10.1 million shares of lululemon common stock.
“We’re proud to be a continued partner in lululemon’s success, since our initial investment in 2005 and in this subsequent investment five years ago,” said David Mussafer, Chairman and Managing Partner at Advent International and Lead Director of lululemon’s Board of Directors. “Helping the team execute on its long-term goals is precisely what we aim to achieve in any investment and this partial sale is consistent with our planned monetization of our interest in lululemon.” Mr. Mussafer continued: “We remain actively involved with the company as investors and board members and look forward to its continued success under Calvin McDonald’s incredible leadership.”
Calvin McDonald, Chief Executive Officer of lululemon, stated: “We appreciate Advent’s ongoing partnership and continued guidance over the years as the company has grown considerably.  lululemon is stronger today because of our work together, and we are pleased to complete this transaction in a strong financial position.”
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a healthy lifestyle inspired athletic apparel company for yoga, running, training, and most other sweaty pursuits, creating transformational products and experiences which enable people to live a life they love. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Forward-Looking Statements:
This press release includes estimates, projections, statements relating to our business plans, objectives, and expected operating results that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements also include our guidance and outlook statements. These statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: our ability to maintain the value and reputation of our brand; the acceptability of our products to our guests; our highly competitive market and increasing competition; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; an economic downturn or economic uncertainty in our key markets; increasing product costs and decreasing selling prices; our ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our ability to accurately forecast guest demand for our products; our ability to safeguard against security breaches with respect to our information technology systems; any material disruption of our information systems; our ability to have technology-based systems function effectively and grow our e-commerce business globally; changes in consumer shopping preferences and shifts in distribution channels; the fluctuating costs of raw materials; our ability to expand internationally in light of our limited operating experience and limited brand recognition in new international markets; our ability to deliver our products to the market and to meet guest expectations if we have problems with our distribution system; imitation by our competitors; our ability to protect our intellectual property rights; changes in tax laws or unanticipated tax liabilities; our ability to source our merchandise profitably or at all if new trade restrictions are imposed or existing trade restrictions become more burdensome; our ability to manage our growth and the increased complexity of our business effectively; our ability to cancel store leases if an existing or new store is not profitable; increasing labor costs and other factors associated with the production of our products in South and South East Asia; the operations of many of our suppliers are subject to international and other risks; our ability to successfully open new store locations in a timely manner; our ability to comply with trade and other regulations; the service of our senior management; seasonality; fluctuations in foreign currency exchange rates; conflicting trademarks and the prevention of sale of certain products; our exposure to various types of litigation; actions of activist stockholders; anti-takeover provisions in our certificate of incorporation and bylaws; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, our most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Contacts:
Investor:
lululemon athletica inc.
Howard Tubin
1-604-732-6124

or

ICR, Inc.
Joseph Teklits/Caitlin Morahan
1-203-682-8200

Media:
lululemon athletica inc.
Erin Hankinson
1-604-732-6124

or

Brunswick Group
Blake Sonnenshein
1-214-254-3790